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Exhibit 99(a)



Excellence in Electronics, Telecommunications, Automotive, Publishing
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                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE                          CONTACT:     DAVID A. KAUER
                                                            VICE PRESIDENT AND
                                                            TREASURER
                                                            (614) 792-0468


                    INSILCO CORPORATION REPORTS HIGHER SALES
                             AND PRO FORMA EARNINGS


         COLUMBUS, OHIO, APRIL 29, 1998 - INSILCO CORPORATION (NASDAQ:INSL) today reported higher pro forma sales and earnings for its first quarter ended March 31, 1998.

PRO FORMA RESULTS

         The Company said that reported results were not comparable to the prior year results due to the first quarter 1997 divestiture of the Rolodex business unit and its 1997 third quarter refinancing and share repurchase. As a result, the Company is reporting unaudited pro forma results, adjusting for the Rolodex divestiture and the 1997 third quarter share repurchase and debt issuance, as if all had occurred at the beginning of the respective periods.

         On a pro forma basis, for the first quarter ended March 31, 1998, net income was $2.8 million, or $.66 per diluted share, compared to $1.7 million, or $.40 per diluted share, for the 1997 first quarter. Sales increased 10% for the 1998 first quarter to $117.3 million from $106.5 million in the 1997 first quarter. Operating income increased 4% in the 1998 first quarter to $9.8 million, compared to $9.4 million a year ago. EBITDA (earnings before interest, taxes, depreciation and amortization) rose 6% in the first quarter to $14.0 million compared to $13.3 million recorded a year ago.

REPORTED RESULTS

         First quarter 1998 net income was $2.8 million, or $.66 per diluted share, compared to $63.3 million, or $6.39 per diluted share, recorded in the year ago first quarter. The 1997 first quarter includes a $57.8 million after-tax gain, or $5.83 per diluted share, on the sale of the Rolodex business unit. Sales for the 1998 first quarter were flat with 1997 at $117.3 million.

MERGER AGREEMENT

         As previously reported in March, the Company and Donaldson, Lufkin & Jenrette, Inc. (NYSE:DLJ)
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jointly announced that Insilco and an affiliate of DLJ Merchant Banking Partners
II had signed a definitive merger agreement. Under the terms of the agreement, which is subject to shareholder and regulatory approval and other conditions, Insilco shareholders will receive total consideration of $44.50 per share, consisting of $42.98 in cash and 0.03419 shares of retained stock of the surviving company. The Company said that it expects to mail proxy materials to shareholders within the next thirty to sixty days.

CEO COMMENTS

         "We're very pleased with the solid operating earnings improvement posted by several of our business units. The Technologies Group posted a 10% operating income gain on 7% sales growth and the Automotive Components Group recorded a 2% operating income gain on 10% sales growth. Strong demand for both wire and cable assemblies and automotive tubing contributed to the sales improvement and increased operating earnings for the quarter," said Insilco Chairman and CEO, Robert L. Smialek.

         "We're also very encouraged by how the yearbook season is progressing at Taylor Publishing. We are currently at the height of the yearbook production season and Taylor is reporting significant improvement in its pre-press operations, resulting in an overall cycle-time reduction."

         Smialek said, "The recent merger announcement with DLJ Merchant Banking reflects our continuing commitment to maximizing shareholder value and offers us a strong financial and business partner to support our aggressive expansion and acquisition plans. We look forward to completion of this transaction which will enable us to focus our efforts on growing Insilco's businesses."

         The statements made in this press release which are not historical facts may be deemed forward looking statements, and, as such, are subject to certain risks and uncertainties. It is important to note that results could differ materially from those projected in such forward looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, changes in interest rates, failure to consummate the merger with DLJ Merchant Banking Partners II, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1997. Copies of these filings may be obtained by contacting the Company or the SEC.

         Insilco Corporation, based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. It had revenues in 1997 of $539 million.

Investor Relations Contact: David A. Kauer, (614) 792-0468 or write to Insilco Corporation, Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860.
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
                                             INSILCO CORPORATION

                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (Unaudited)
                                                (In Millions)
                                                                       3/31/98        12/31/97      3/31/97
                                                                       -------        --------      -------
                      Assets
                      ------

Current assets:
     Cash and cash equivalents                                          $  7.8          10.7         115.5
     Receivables, net                                                     77.5          70.7          81.9
     Inventories, net                                                     72.6          60.7          70.5
     Current portion of deferred taxes                                     0.4           0.3           2.7
     Prepaid expenses                                                      9.0           2.7           8.2
                                                                        ------         -----         -----

            Total current assets                                         167.3         145.1         278.8

Property, plant and equipment, net                                       114.8         114.0         109.3
Goodwill, net                                                             13.2          13.4          13.1
Deferred taxes                                                             0.6           1.0           7.3
Other assets and deferred charges                                         27.5          29.2          20.4
                                                                        ------         -----         -----

            Total assets                                                $323.4         302.7         428.9
                                                                        ======         =====         =====

            Liabilities and Stockholders' Equity (Deficit)
            ----------------------------------------------

Current liabilities:
     Current portion of long-term debt                                  $  1.1           1.7          24.1
     Current portion of long-term obligations                              5.1           5.4           6.6
     Accrued interest payable                                              3.1           8.0           0.4
     Accounts payable                                                     39.1          39.8          34.9
     Accrued expenses and other                                           61.6          50.6          74.4
                                                                        ------         -----         -----

            Total current liabilities                                    110.0         105.5         140.4

Long-term debt                                                           267.7         256.1         144.6
Other long-term obligations                                               41.9          43.4          46.4
Stockholders' equity (deficit)                                           (96.2)       (102.3)         97.5
                                                                        ------         -----         -----

            Total liabilities and stockholders' equity (deficit)        $323.4         302.7         428.9
                                                                        ======         =====         =====

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
                                              INSILCO CORPORATION

                                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                                  (Unaudited)
                                  (Amounts in millions, except per share data)

                                                 FIRST QUARTER
                                                            Actual                         Pro Forma
                                                 -----------------------------    ----------------------------
                                                 Three Months     Three Months    Three Months    Three Months
                                                    Ended            Ended           Ended           Ended
                                                   March 31,        March 31,       March 31,       March 31,
                                                     1998             1997            1998            1997
                                                 ------------     ------------     -----------    ------------
Sales                                               $117.3           117.3           117.3           106.5

Gross profit                                          28.3            31.3            28.3            26.0
     % of sales                                       24.1%           26.7%           24.1%           24.4%

SG&A                                                  18.5            19.7            18.5            16.6
                                                    ------           -----           -----           -----

         Operating income                              9.8            11.6             9.8             9.4

Interest expense, net                                 (6.8)           (3.2)           (6.8)           (7.2)
Gain on sale of Rolodex                                 --            95.0              --              --
Equity in net income of Thermalex                      0.7             0.7             0.7             0.7
Other income (expense), net                            0.6            (0.2)            0.6            (0.2)
                                                    ------           -----           -----           -----

         Income before income taxes                    4.3           103.9             4.3             2.7

Income tax expense                                    (1.5)          (40.6)           (1.5)           (1.0)
                                                    ------           -----           -----           -----
     Income tax rate                                  34.9%           39.1%           34.9%           37.0%

         Net income                                 $  2.8            63.3             2.8             1.7
                                                    ======           =====           =====           =====

Basic earnings per share:
         Net income per share                       $ 0.68            6.65            0.68            0.45
                                                    ======           =====           =====           =====

         Weighted average shares outstanding           4.1             9.5             4.1             3.8
                                                    ======           =====           =====           =====

Diluted earnings per share:
         Net Income per share                       $ 0.66            6.39            0.66            0.40
                                                    ======           =====           =====           =====

         Weighted average shares and share
         equivalents outstanding                       4.2             9.9             4.2             4.2
                                                    ======           =====           =====           =====

Memo: Depreciation and amortization
     expense included in earnings                   $  4.2             4.1             4.2             3.9
                                                    ======           =====           =====           =====

Capital Spending                                    $ (5.8)           (4.5)           (5.8)           (4.5)
                                                    ======           =====           =====           =====

Trailing Four Quarter EBITDA                        $ 70.2            75.1            70.2            63.9
                                                    ======           =====           =====           =====